RealSource Properties OP, LP
Financial Statements

September 30, 2025 (Unaudited)

RealSource Properties OP, LP
Financial Statements

September 30, 2025 (Unaudited)

RealSource Properties OP, LP

Balance Sheets

September 30, 2025
ASSETS	(Unaudited)
Cash and cash equivalents	$1,748,758
Restricted cash	1,006,156
Accounts receivable	893,446
Real estate assets, net	368,760,666
Investments in affiliates, at fair value	24,921,518
Other assets	5,394,187
Total assets	$402,724,731

LIABILITIES AND EQUITY
Liabilities
Accounts payable, accrued expenses, and other liabilities	$11,866,948
Long-term debt, net	273,041,236
Total liabilities	284,908,184

Equity
Special limited partner units 790,150 OP units issued and outstanding at September 30, 2025	10,321,470
General partner and common limited partner units 17,712,670 OP units issued and outstanding at September 30, 2025	191,561,336
Accumulated distributions in excess of retained earnings	(87,501,011)
Equity attributable to RealSource Properties OP, LP	114,381,795
Non-controlling interests	3,434,752
Total equity	117,816,547
Total liabilities and equity	$402,724,731

See accompanying notes.

RealSource Properties OP, LP

Statements of Operations
(Unaudited)

	Three Months Ended September 30,	Nine Months Ended September 30,
	2025	2025
Rental and other property revenues	$12,560,119	$37,827,312
Expenses
Property operations expenses	5,886,418	17,447,370
General and administrative expenses	1,304,363	2,004,055
Asset management fee to related party	805,218	2,438,771
Depreciation and amortization expense	5,521,696	14,700,233
Total operating expenses	13,517,695	36,590,429
Operating (loss) income	(957,576)	1,236,883
Other income (loss)
Interest expense	(3,573,489)	(10,592,198)
Other non-operating expenses	181,595	(168,250)
Distribution income from investments in affiliates	180,000	825,000
Change in fair value of investments in affiliates	(346,139)	(964,562)
Total other income (loss)	(3,558,033)	(10,900,010)
Net loss	(4,515,609)	(9,663,127)
Net loss attributable to non-controlling interest	(145,931)	(320,848)
Net loss attributed to RealSource Properties OP, LP	$(4,369,678)	$(9,342,279)

See accompanying notes.

RealSource Properties OP, LP

Statements of Member's Equity
(Unaudited)

	General Partner and Common Limited Partners	Special Limited Partner	Accumulated Distributions in Excess of Retained Earnings	Partners' Capital Attributable to RealSource Properties OP, LP	Non-Controlling Interests	Total Equity
Balance at January 1, 2025	$191,561,336	$10,321,470	$(70,681,392)	$131,201,414	$4,089,347	$135,290,761
Distributions paid	—	—	(3,016,915)	(3,016,915)	(108,985)	(3,125,900)
Net loss	—	—	(2,333,534)	(2,333,534)	(118,439)	(2,451,973)
Balance at March 31, 2025	$191,561,336	$10,321,470	$(76,031,841)	$125,850,965	$3,861,923	$129,712,888
Distributions paid	—	—	(2,712,426)	(2,712,426)	(108,697)	(2,821,123)
Net loss	—	—	(2,639,067)	(2,639,067)	(56,478)	(2,695,545)
Balance at June 30, 2025	$191,561,336	$10,321,470	$(81,383,334)	$120,499,472	$3,696,748	$124,196,220
Distributions paid	—	—	(1,747,999)	(1,747,999)	(116,065)	(1,864,064)
Net loss	—	—	(4,369,678)	(4,369,678)	(145,931)	(4,515,609)
Balance at September 30, 2025	$191,561,336	$10,321,470	$(87,501,011)	$114,381,795	$3,434,752	$117,816,547

See accompanying notes.

RealSource Properties OP, LP

Statements of Cash Flows
(Unaudited)

Nine Months Ended September 30,
2025
Cash flows from operating activities
Net loss	$(9,663,127)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	13,948,191
Amortization of deferred financing fees	752,042
Changes in operating assets and liabilities:
Accounts receivable	(246,176)
Other assets	(69,015)
Accounts payable, accrued expenses and other liabilities	2,650,392
Net cash provided by operating activities	7,372,307

Cash flows from investing activities
Capital improvements to real estate	(3,371,931)
Net cash used in investing activities	(3,371,931)

Cash flows from financing activities
Proceeds from issuance of debt	32,658,000
Principal payments on debt	(29,708,439)
Deferred financing fees paid	(468,235)
Distributions to unit holders	(7,811,087)
Net cash used in financing activities	(5,329,761)
Net change in cash and cash equivalents and restricted cash	(1,329,385)
Cash, cash equivalents and restricted cash, beginning of year	4,084,299
Cash, cash equivalents and restricted cash, end of year	$2,754,914

Cash and cash equivalents	$1,748,758
Restricted cash	1,006,156
Total cash, cash equivalent and restricted cash	$2,754,914

See accompanying notes.

RealSource Properties OP, LP
Notes to the Financial Statements
(Unaudited)

NOTE 1 - ORGANIZATION AND BUSINESS

RealSource Properties OP, LP (“RPOP”) is a Delaware Limited Partnership formed on August 28, 2020. Unless the context indicates otherwise, the “Partnership,” ”we,” “our” or “us” refers to RPOP and its consolidated subsidiaries. We were formed to invest in multifamily apartment communities and real estate related assets located throughout the United States. Substantially all of our business is conducted through RPOP. The sole general partner of the Partnership is RealSource Properties, Inc. ("RSPI"), a Maryland corporation.

The properties are operated through joint ventures between RPOP and the current investors in such joint venture who elect not to contribute their property interests into RPOP. In such case, RPOP retains management rights over such joint venture.

We are externally managed and have no employees. RealSource Properties Advisor, LLC (“RS Advisor), is our advisor and RS Properties Management, LLC (“RS Property Manager”), is our property manager for our multifamily apartment communities.

Pending Merger and Internalization Transactions

On June 25, 2025, Cottonwood Communities, Inc. (“CCI”), Cottonwood Residential O.P., LP, a subsidiary and the operating partnership of CCI (“CROP”), Cottonwood Communities GP Subsidiary, LLC, a wholly owned subsidiary of CCI (“Merger Sub” and together with CCI and CROP, the “CCI Parties”), RSPI, and RPOP, entered into an Agreement and Plan of Merger (the “Merger Agreement”). The merger is a stock-for-stock and unit-for-unit transaction whereby subject to the terms and conditions of the Merger Agreement, (i) RSPI will be merged with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary of CCI (the “Company Merger”) and (ii) RPOP will be merged with and into CROP, with CROP surviving (the “Partnership Merger” and, together with the Company Merger, the “Mergers”). At such time, the separate existence of RS and RPOP will cease.

Contemporaneously with signing the Merger Agreement, the RS Parties entered into an Internalization Agreement pursuant to which RPOP will acquire all of the equity interest in RS Advisor, RS Property Manager, and RealSource Management LLC, which provides personnel to RS Advisor and RS Property Manager and property management services to properties owned by subsidiaries of RPOP as well as seven properties held by third parties (“RSM” and together with RS Advisor and RS Property Manager, the “Contributed Entities”). The transactions to be effected pursuant to the Internalization Agreement are referred to herein as the “Internalization Transactions” and will occur contemporaneously with the closing of the Mergers. The total consideration under the Internalization Agreement is 2,142,135.1721 common units of RPOP, which units will be converted into CROP common units in the Mergers as described above.

The Internalization Agreement also provides for, among other things:

The termination of RS Advisor’s Advisory Agreement with RPOP (the “Advisory Agreement”) other than those sections which expressly survive termination of the Advisory Agreement and other matters related to the termination of the Advisory Agreement, including the following:

•The waiver of the right of RS Advisor, as holder of a special limited partnership interest in RPOP, to require RPOP to purchase such special limited partnership interest in connection with the termination of the Advisory Agreement; and

•A waiver of RS Advisor's right under the Advisory Agreement to receive disposition fees in connection with the Mergers.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

RealSource Properties OP, LP
Notes to the Financial Statements - (Continued)
(Unaudited)
Principles of Consolidation

The consolidated financial statements include the accounts of RPOP and its majority-owned or controlled subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Variable Interest Entities

We account for joint ventures and other similar entities in which we hold an ownership interest in accordance with the consolidation guidance. We first evaluate whether each entity is a variable interest entity ("VIE"). Under the VIE model, we consolidate an entity in which we are considered the primary beneficiary. The primary beneficiary is the entity that has (i) the power to direct the activities that most significantly impact the entity's economic performance and (ii) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could be significant to the VIE. In addition, when an entity is not a VIE, we consolidate an entity under the voting model when we control the entity through ownership of a majority voting interest.

We evaluate our investments in limited partnerships and similar entities in accordance with applicable consolidation guidance to determine whether such entity is a VIE. The accounting standards for the consolidation of VIEs require qualitative assessments to determine whether we are the primary beneficiary. The primary beneficiary analysis is based on power and economics. We conclude that we are the primary beneficiary and consolidate the VIE if we have both: (i) the power to direct the activities of the VIE that most significantly influence the VIE's economic performance, and (ii) the obligation to absorb losses of, or the right to receive benefits from, the VIE that could potentially be significant to the VIE. Significant judgments and assumptions related to these determinations include, but are not limited to, estimates about the current and future fair values and performance of real estate held by these VIEs and general market conditions.

RPOP is the primary beneficiary of, and therefore consolidates, VIEs that own interests in real estate. Assets of our consolidated VIEs must first be used to settle the liabilities of those VIEs. The consolidated VIEs' creditors do not have recourse to the general credit of RPOP.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Those estimates and assumptions affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

Fair Value Measurements

In determining the fair value of our financial instruments, we apply Accounting Standards Codification ("ASC") 820, Fair Value Measurement and Disclosures. Fair value hierarchy under ASC 820 distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (Levels 1 and 2) and the reporting entity’s own assumptions about market participant data (Level 3). Fair value estimates may differ from the amounts that may ultimately be realized upon sale or disposition of the assets and liabilities.

Real Estate Assets, Net

We state real estate assets at cost, less accumulated depreciation and amortization. We capitalize costs related to the development, construction, improvement, and significant renovation of properties, which include capital replacements such as scheduled carpet replacement, new roofs, HVAC units, plumbing, concrete, masonry and other paving, pools, and various exterior building improvements. We capitalize significant renovations and improvements that improve and/or extend the useful life of an asset and amortize over their estimated useful life, generally five to 10 years. We expense ordinary maintenance and repairs to operations as incurred.

In accordance with the guidance for business combinations, we determine whether the acquisition of a property qualifies as a business combination, which requires that the assets acquired, and liabilities assumed constitute a business. If the property acquired does not constitute a business, we account for the transaction as an asset acquisition. When substantially all of the fair value of the gross assets to be acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the asset or set of assets is not a business. All property acquisitions to date have been accounted for as asset acquisitions.

RealSource Properties OP, LP
Notes to the Financial Statements - (Continued)
(Unaudited)

We account for asset acquisitions by allocating the total cost to the individual assets acquired and liabilities assumed on a relative fair value basis. Transaction costs associated with the acquisition of a property are capitalized as incurred and are allocated to land, building, furniture, fixtures and equipment and intangible assets on a relative fair value basis. Real estate assets and liabilities include land, building, furniture, fixtures and equipment, other personal property, in-place lease intangibles and debt. The fair value of assets and liabilities is determined using valuation techniques that rely on Level 2 and Level 3 inputs within the fair value framework. Fair values are determined using methods similar to those used by independent appraisers, and include using replacement cost estimates less depreciation, discounted cash flows, market comparisons, and direct capitalization of net operating income.

If any debt is assumed in an acquisition, the difference between the fair value and face value of the debt is recorded as a premium or discount and amortized to interest expense over the life of the debt assumed.

We compute depreciation on a straight-line basis over the estimated useful lives of the related assets. Intangible assets are amortized over the remaining lease term. The useful lives of our real estate assets, and other property and equipment are as follows (in years):

Real estate structures	30 Years
Land and site improvements to the real property	10 Years
Interior apartment improvements	5 Years
Furniture, fixtures, and equipment	7 Years
Computer equipment	5 Years
In-place lease intangible assets	Over lease term

Impairment of Long-Lived Assets

Long-lived assets include real estate assets and acquired intangible assets. Intangible assets are amortized on a straight-line basis over their estimated useful lives. On an annual basis, we assess potential impairment indicators of long-lived assets. We also review for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Indicators that may cause an impairment review include, but are not limited to, significant under-performance relative to historical or projected future operating results and significant market or economic trends. When we determine the carrying value of a long-lived asset may not be recoverable based upon the existence of one or more of the above indicators, we determine recoverability by comparing the carrying amount of the asset to the net future undiscounted cash flows the asset is expected to generate. We recognize, if appropriate, an impairment charge equal to the amount by which the carrying amount exceeds the fair value of the asset. There were no impairments recorded during the nine months ended September 30, 2025.

Investments in Affiliates

Investments in affiliates includes investments in one real estate property through ownership of undivided tenant in common (TIC) interests. As of September 30, 2025, the Partnership owned 96.795% of the TIC interests in Autumn Ridge. Although RPOP has majority ownership of the properties, the TIC is not a legal entity and under the TIC structure, unanimous consent is required for major decisions. Therefore, the Partnership accounts for its interests under the equity method of accounting.

RPOP has elected the fair value option under ASC 825-10-15-4 to account for its interests in the TICs. Changes in the fair value and income from distributions are recorded as change in fair value of investments in affiliates and distribution income from investments in affiliates, respectively, in the consolidated statements of operations during the periods such changes occur.

Assets Held for Sale, Net

We classify properties as held for sale when they meet the GAAP criteria, which include (among others):

(a) management commits to and initiates a plan to sell the asset;

(b) the sale is probable and expected to be completed within one year under terms that are usual and customary for sales of such assets; and

RealSource Properties OP, LP
Notes to the Financial Statements - (Continued)
(Unaudited)
(c) actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn, which is typically indicated by receipt of a significant, non-refundable deposit from the buyer pursuant to a sales contract. We present the assets and liabilities of any real estate properties held for sale separately in the Consolidated Balance Sheets. Real estate assets held for sale are measured at the lower of the carrying amount or the fair value less the cost to sell. Both the real estate assets and corresponding liabilities are presented separately in the accompanying consolidated balance sheets. Upon the classification of an asset as held for sale, no further depreciation is recorded. Disposals representing a strategic shift in operations (e.g., a disposal of a major geographic area, a major line of business or a major equity method investment) will be presented as discontinued operations.

Gain or (Loss) on Dispositions of Real Estate

Gains or losses on dispositions are recognized when the criteria for the derecognition of a nonfinancial asset are met, including when control of the real estate has transferred. Upon disposition, the related assets and liabilities are derecognized, and the gain or loss on disposition is recognized as the difference between the carrying amount of those assets and liabilities and the value of consideration received.

Cash and Cash Equivalents

We consider all cash on deposit, money market funds and short-term investments with original maturities of three months or less to be cash and cash equivalents. Cash and cash equivalents consist of amounts the Partnership has on deposit with major commercial financial institutions.

Restricted Cash

Restricted cash includes residents' security deposits, utility deposits, and escrow deposits held by the lender for property related items.

Accounts Receivable, net

We present our accounts receivable net of allowances for amounts that may not be collected. The allowance is determined based on an assessment of whether substantially all of the amounts due from the resident or tenant is probable of collection. This includes a specific tenant analysis and aging analysis. As of September 30, 2025, the allowance was $663,295.

Rental and Other Property Revenues

RPOP’s rental revenue is obtained from tenants through rental payments as provided under noncancelable operating leases. Revenue related to leases is recognized on an accrual basis when due from residents. Rental payments are generally due on a monthly basis and recognized on a straight-line basis over the lease term because collection of the lease payments was probable at lease commencement. Leases entered into with a resident for the rental of an apartment unit are generally six months to one year in length and are renewable upon consent of the parties to the lease, subject to potential changes in rental rates. The majority of lease payments we receive from our residents and tenants are fixed.

Our leases with residents may also provide that the resident reimburse us for certain costs, primarily the resident’s share of utilities expenses, incurred by the apartment community. These services are considered variable payments from residents that represent non-lease components in a contract as we transfer a service to the lessee other than the right to use the underlying asset. We have elected the practical expedient under the GAAP leasing standard to not separate lease and non-lease components from our lease contracts as the timing and pattern of revenue recognition for the non-lease component and related lease component are the same and the combined single lease component would be classified as an operating lease. As such, all rental and reimbursements pursuant to tenant leases are reflected as one line item, rental and other property revenues, in the consolidated statements of operations.

The Partnership reviews the collectability of all charges under its tenant operating leases on a regular basis including current and future rent and cost reimbursements, taking into consideration changes in factors such as the tenant’s payment history, the financial condition of the tenant, and economic conditions in the area where the property is located. In the event that collectability of unpaid rental revenue with respect to any tenant changes, the Partnership recognizes an adjustment to rental revenue. The Partnership’s review of collectability of charges under its operating leases also includes any accrued rental revenue related to the straight-line method of reporting rental revenue.

RealSource Properties OP, LP
Notes to the Financial Statements - (Continued)
(Unaudited)

Concentration of Credit Risks

Financial instruments that potentially subject RPOP to concentrations of credit risk consist principally of cash and cash equivalents. At times balances with any one financial institution may exceed the Federal Deposit Insurance Corporation insurance limits. RPOP believes it mitigates this risk by investing its cash with high-credit quality financial institutions.

Share-Based Compensation

Share-based compensation is accounted for in accordance with ASC 718, Compensation – Stock Compensation, which requires that all share-based payments to employees and non-employee directors be recognized in the consolidated statement of operations over the service period based on expected vesting. In October 2024, RSPI, the Partnership’s general partner, established a Long-Term Incentive Plan (the "LTIP Plan") where time-based awards of limited partnership units in RPOP to employees for services provided to RSPI and RPOP. Units vest over a 12-month period. Fair value of the LTIP units is determined based on the grant date net asset value (“NAV”). In August 2025, the Board of Directors approved cancellation of the LTIP Plan.

Income Taxes

Due to RPOP being a partnership, it has no tax liability, and all of its income or losses are passed onto the individual investor.

NOTE 3 - REAL ESTATE ASSETS, NET

The following table summarizes the carrying amounts of our consolidated real estate assets as of:

September 30, 2025
Land and land improvement	$58,593,226
Building and building improvement	365,467,545
Furniture, fixtures and equipment	7,894,876
Intangible asset	10,611,721
Less: accumulated depreciation and amortization	(73,806,702)
Real estate assets, net	$368,760,666

NOTE 4 - FAIR VALUE MEASUREMENTS

RPOP’s investment in affiliate is measured at fair value and is classified as Level 3 in the fair value hierarchy. It is valued using using estimated capitalization rates on net operating income.

NOTE 5 - DEBT

The Partnership’s consolidated indebtedness is currently comprised of borrowings under mortgage notes. Borrowings under the non-recourse mortgage notes are secured by mortgages in collateralized properties, which are generally owned by single purpose entities. A summary of the Partnership’s debt is as follows:

	Interest rate as of September 30, 2025	Maturity Date	Balance as of
Indebtedness			September 30, 2025
Fixed-rate mortgage notes (1)	4.75%	January 2026 - December 2032	$280,686,793
Less unamortized debt issuance costs			(7,645,557)
Total debt, net			$273,041,236

(1) The interest rates range from 3.59% to 6.20%. The assets and credit of each of the Partnership’s consolidated properties pledged as collateral for the Partnership’s mortgage notes are not available to satisfy the Partnership’s other debt and obligations unless the Partnership first satisfies the mortgage notes payable on the respective underlying properties.

RealSource Properties OP, LP
Notes to the Financial Statements - (Continued)
(Unaudited)

As of September 30, 2025, the principal payments due on RPOP’s consolidated debt during the next five years and thereafter are as follows:

Principal Maturity Payments
2025	$1,009,296
2026	42,383,749
2027	1,107,881
2028	73,609,744
2029	68,576,149
Thereafter	93,999,974
Total principal payments	$280,686,793

RPOP's mortgage note agreements contain various property-level covenants, including customary affirmative and negative covenants. In addition, the mortgage note agreements contain certain corporate level financial covenants, including leverage ratio, fixed charge coverage ratio, and tangible net worth thresholds. RPOP was in compliance with all covenants as of September 30, 2025.

NOTE 6 - EQUITY

As of September 30, 2025, RPOP had three classes of equity: general partner units, common limited partner units and special limited partner units. As of September 30, 2025, RPOP had 18,502,820 total units outstanding. The price of the shares on the date of issuance is the NAV, which is determined by the Board of Directors in its sole discretion. In determining the NAV, the Board may obtain appraisals or other valuations of all or some of the assets of RPOP. NAV is determined by dividing RPOP’s current net asset value by the number of outstanding units on such a date.

All distributions of distributable cash are first made to the special limited partner, our Advisor, until distributions equal their accrued but undistributed special participation, which is an annual amount equal to 15% of net income and cash distributions, but only after our unit holders receive in the aggregate, cumulative distributions sufficient to provide a return of 6% on the Partnership NAV, as defined in the Limited Partnership Agreement. Thereafter, distributions are made to the common limited partners and the general partner in proportion to their partnership units.

As the general partner and common limited partner units have the same distribution rights, the units are classified within General Partner and Common Limited Partners’ capital, and the Special Limited Partner units held by our Advisor are classified separately in the consolidated balance sheets.

Contributions

We did not receive contributions for the nine months ended September 30, 2025.

Common Units Distributions

Distributions on our common units are determined by the Partnership based on our financial condition and other relevant factors. We have paid distributions from cash flows from operations, sales of properties, and refinance of debt. We paid distributions of $7,811,087 for the nine months ended September 30, 2025.

RealSource Properties OP, LP
Notes to the Financial Statements - (Continued)
(Unaudited)
Unit Repurchases

Our board of directors has adopted a unit repurchase program that permits holders of units to request, on a quarterly basis, that we repurchase all or any portion of their units. We may choose to repurchase all, some or none of the units that have been requested to be repurchased at our discretion, subject to limitations in the unit repurchase plan. The total amount of aggregate repurchased units will be limited to 10% of the units outstanding.

The repurchase price is subject to the following discounts, depending on how long a redeeming unitholder has held each share:

Share Purchase
13 months - 24 months	15%
25 months - 36 months	10%
37 months - 48 months	5%
49 months and thereafter	—%
A unitholder’s death	—%

During the nine months ended September 30, 2025, we had no redemptions. Our board of directors may, in its sole discretion, amend, suspend, or terminate our share repurchase program for any reason.

NOTE 7 - SHARE-BASED COMPENSATION

In August 2025, RSPI cancelled the LTIP units and RPOP issued a total of 5,844 common units to the LTIP unit holders.

NOTE 8 - RELATED-PARTY TRANSACTIONS

Advisory Agreement

RS Advisor is responsible for making decisions related to the structuring, acquisition, management, financing, and disposition of our assets in accordance with our investment objectives, guidelines, policies and limitations. Our advisor also manages day-to-day operations, retains property managers, and performs other duties. These activities are all subject to oversight by our board of directors. Per the terms of our advisory agreement, our advisor is entitled to receive the fees for these services which are disclosed below.

Asset Management Fee

RS Advisor receives annual asset management fees, paid monthly, for the nine months ending September 30, 2025 in the amount of 0.65% and 2024 in an amount equal to 0.55% and 0.65% of gross assets, as defined in the advisory agreement, as of the last day of the prior month. We incurred asset management fees of $2.4 million for the nine months ending September 30, 2025.

Property Management Fee

Our property manager operates under the terms of separate property management agreements for each community. Our property manager receives from us a property management fee in an amount up to 3.5% of the annual gross revenues of the multifamily apartment communities that it manages. We incurred property management fees of $1.3 million for the nine months ending September 30, 2025. Property management fees are presented within property operations expense on the consolidated statements of operations.

NOTE 9 - ECONOMIC DEPENDENCY

Under various agreements, we have engaged or will engage our Advisor or its affiliates to provide certain services that are essential to us, including asset management services and other administrative responsibilities for the Partnership including accounting services and investor relations. Because of these relationships, we are dependent upon our Advisor. If these companies were unable to provide us with the respective services, we would be required to find alternative providers of these services.

RealSource Properties OP, LP
Notes to the Financial Statements - (Continued)
(Unaudited)

NOTE 10 - COMMITMENTS AND CONTINGENCIES

From time to time, we may be a party to certain legal proceedings, incidental to the normal course of business. As of September 30, 2025, we were not subject to any material litigation nor were we aware of any material litigation threatened against us.

NOTE 11 - SUBSEQUENT EVENTS

We have evaluated subsequent events through March 3, 2026, the date the consolidated financial statements were available to be issued, and have determined there are no events to be reported or disclosed in the consolidated financial statements other than those mentioned below.

Distributions Paid

Distributions paid to holders of RPOP units subsequent to September 30, 2025 were as follows:

Period	Month Paid	Amount
September 1, 2025 - September 30	October-25	$227,542
November 1, 2025 - November 30	November-25	227,542

Merger and Internalization Transactions

On December 18, 2025, upon the terms and subject to the conditions of the Merger Agreement, (i) RSPI merged with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary of CCI and (ii) RPOP merged with and into CROP, with CROP surviving. At such time, in accordance with the Maryland General Corporation Law, the Maryland Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act, as applicable, the separate existences of RSPI and RPOP ceased.

At the effective time of the Mergers each issued and outstanding share of RSPI common stock was converted into 0.8634 shares of Class I common stock of CCI and each issued and outstanding common unit of limited partnership interests in RPOP was converted into 0.8634 common units of limited partnership interest in CROP (“CROP Units”). The exchange ratio is subject to further adjustment as described in the Merger Agreement. A total of 182,605 shares of Class I common stock and 17,502,690 CROP Units were issued in connection with the Mergers.

Contemporaneously with closing the Mergers, the RS Parties completed certain Internalization Transactions pursuant to an Internalization Agreement as follows. RPOP acquired all of the equity interest in the Contributed Entities. In addition, (i) the RS Advisory Agreement was terminated, (ii) RS Advisor, as holder of a special limited partnership interest in RPOP, waived the right to require RPOP to purchase such special limited partnership interest in connection with the termination of the RS Advisory Agreement and (iii) RS Advisor waived its right under the RS Advisory Agreement to receive disposition fees in connection with the Mergers. The total consideration under the Internalization Agreement was 2,142,135.1721 common units of RPOP, which units converted into the right to receive CROP Units in the Mergers as described above.